Exhibit 3.1

AMENDED AND RESTATED

DECLARATION OF TRUST

OF

RICH UNCLES REAL ESTATE INVESTMENT TRUST I

This Amended and Restated Declaration of Trust of Rich Uncles Real Estate Investment Trust I (formerly known as RichUncles Real Estate Investment Trust I and formerly known as Nexregen Real Estate Investment Trust I) is adopted by the trust managers whose signatures appear at the end of this Declaration of Trust. This Amended and Restated Declaration of Trust (the “Declaration of Trust”) is a complete substitute for all prior declarations of trust and amendments thereto adopted by the trust managers of the Trust pursuant to the provisions of the laws of the State of California.

ARTICLE I

NAME

The name of the Trust (the “Trust”) is Rich Uncles Real Estate Investment Trust I.

ARTICLE II

PURPOSES AND POWERS

The Trust is formed pursuant to the laws of the State of California and has the following as its purposes:

To purchase, hold, lease, manage, sell, exchange, develop, subdivide and improve real property and interests in real property, and in general, to carry on any other business and do any other acts in connection with the foregoing and to have and exercise all powers conferred by the laws of the State of California now or hereafter in force upon real estate investment, as the same may be amended, modified or supplemented from time to time, and to do any or all of the things hereinafter set forth or set forth in the laws of the State of California, in each case as the same may be amended, modified or supplemented from time to time, to the ease extent as natural persons might or could do.

Without in any manner limiting the generality of the foregoing, and in addition to all the powers conferred by the laws of the State of California now or hereafter in force upon real estate investment trusts, as the same may be amended, modified or supplemented from time to time, the Trust shall have the power (i) to acquire, hold, own, develop, construct, improve, maintain, operate, sell, lease, transfer, encumber, convey, exchange and otherwise dispose of or deal with real and personal property directly or through one or more subsidiaries or affiliates; (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing; and (iii) in general, to possess and exercise all the purposes, powers, rights and privileges granted to, or conferred upon real estate investment trusts by the laws of the State of California now or hereafter in force, and to exercise any powers suitable, convenient or proper for the accomplishment of any of the purposes herein enumerated, implied or incidental to the powers or purposes herein specified, or which at any time say appear conducive to or expedient for the accomplishment of any such purposes.

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The foregoing shall, except where otherwise expressed, in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other provision of this Declaration of Trust, or of any amendment hereto or restatement hereof, and shall each be regarded as independent, and shall each be construed as powers as well as purposes.

The Trust will not engage in any of the following investment practices or activities:

(A)     Invest in commodities or commodity future contracts;

(B)     Invest more than 10% of its total assets in unimproved real property or indebtedness secured by a deed of trust or mortgage loans on unimproved real property;

(C)     Invest in indebtedness (“junior debt”) secured by a mortgage on real property which is subordinate to the lien of other indebtedness (“senior debt”), except where the amount of such junior debt, plus the outstanding amount of the senior debt, does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such investments of the Trust (as shown on the books of the Trust in accordance with generally accepted accounting principles after all reasonable reserves but before provision for depreciation) would not then exceed 25% of Trust tangible assets. The value of all investments in junior debt of the Trust which does not meet the aforementioned requirements would be limited to 10% of the Trust’s tangible assets (which would be included within the 25% limitation);

(D)     Invest in contracts for the sale of real estate;

(E)     Engage in any short sale, or borrow, on an unsecured basis, if such borrowing will result in an asset coverage of less than 300%, except that such borrowing limitation shall not apply to a first mortgage trust. “Asset coverage,” for the purpose of this section, means the ratio which the value of the total assets of an issuer, less all liabilities and indebtedness except indebtedness for unsecured borrowings, bears to the aggregate amount of all unsecured borrowings of such issuer;

(F)     Engage in trading, as compared with investment activities;

(G)     Acquire securities in any company holding investments or engaging in activities prohibited by this section; or

(H)     Engage in underwriting or the agency distribution of securities issued by others.

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ARTICLE III

DURATION

The duration of the Trust is perpetual.

ARTICLE IV

PRINCIPAL OFFICE AND RESIDENT AGENT

The address of the principal office and place of business of the Trust is 3080 Bristol Street, Suite 550, Costa Mesa, CA 92626. The address of the Trust’s registered agent’s office is 3080 Bristol Street, Suite 550, Costa Mesa, CA 92626, and the name of its registered agent at that address is Harold Hofer. The Board of Trust Managers may by resolution change the principal office and place of business, the registered agent’s office, and the registered agent of the Trust from time to time in their sole discretion.

ARTICLE V

DEFINITIONS

SECTION 5.1. Definitions. The following words and terms, when used in this Declaration of Trust, shall have the following meanings, unless the context clearly indicates otherwise

(A)     Acquisition Expenses. Expenses including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired.

(B)     Acquisition Fee. The total of all fees and commissions paid by any party in connection with making or investing in mortgage loans or the purchase, development or construction of property by this Trust. Included in the computation of such fees or commissions shall be any real estate commission, selection fee, development fee, construction fee, nonrecurring management fee, loan fees or points or any fee of a similar nature, however designated. Excluded shall be development fees, construction fees and loan brokerage fees paid to persons not affiliated with the Sponsor (as defined below) in connection with the actual development and construction of a project.

(C)     Advisor. The person responsible for directing or performing the day-to-day business affairs of this Trust, including a person to which an Advisor subcontracts substantially all such functions. At the outset of this Trust, the Advisor will be RichUncles, LLC.

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(D)     Affiliate. An affiliate of another person includes any of the following:

(1)     any person directly or indirectly owning, controlling, or holding, with power to vote, 10% or more of the outstanding voting securities of such other person;

(2)     any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person;

(3)     any person directly or indirectly controlling, controlled by, or under common control with such other person;

(4)     any executive officer, director, trustee, or general partner of such other person; or

(5)     any legal entity for which such person acts as an executive officer, director, trustee, or general partner.

(E)     Average Invested Assets. For any period, the average of the aggregate book value of the assets of the Trust invested, directly or indirectly, in equity interests in, and loans secured by, real estate, before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during such period.

(F)     Competitive Real Estate Commission. Real estate or brokerage commission paid for the purchase or sale of a property which is reasonable, customary, and competitive in light of the size, type, and location of such property.

(G)     Construction Fee. A fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise, and coordinate projects or to provide major repairs or rehabilitation on this Trust’s property.

(H)     Contract Price for the Property. The amount actually paid or allocated to the purchase, development, construction, or improvement of a property exclusive of Acquisition Fees and Acquisition Expenses.

(I)      Development Fee. A fee for the packaging of this Trust’s property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for the specific property, either initially or at a later date.

(J)      Independent Expert. A person with no material current or prior business or personal relationship with the Advisor or Trust Managers who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Trust.

(K)     Independent Trust Manager(s). The Trust Manager(s) of this Trust who are not associated and have not been associated within the last two years, directly or indirectly, with the Sponsor or Adviser of this Trust.

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(1)     A Trust Manager shall be deemed to be associated with the Sponsor or Advisor if he or she:

(i)     owns an interest in the Sponsor, Advisor, or any of their affiliates;

(ii)     is employed by the Sponsor, Advisor, or any of their affiliates;

(iii)     is an officer or director of the Sponsor, Advisor, or any of their affiliates;

(iv)     performs services, other than as a Trust Manager, for the Trust;

(v)     is a trust manager for more than three REITs organized by the Sponsor or advised by the Advisor; or

(vi)     has any material business or professional relationship with the Sponsor, Advisor, or any of their affiliates.

(2)     For purposes of determining whether or not the business or professional relationship is material, the gross revenue derived by the prospective Independent Trust Manager from the Sponsor and Advisor and affiliates shall be deemed material per se if it exceeds 5.0% of the prospective Independent Trust Manager’s:

(i)     annual gross revenue, derived from all sources, during either of the last two years; or

(ii)     net worth, on a fair market value basis.

(3)     An indirect relationship shall include circumstances in which a Trust Manager’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law is or has been associated with the Sponsor, Advisor, any of their affiliates, or the Trust.

(L)     NASAA REIT Guidelines. The Statement of Policy Regarding Real estate investment trusts published by the North American Securities Administrators Association in effect on the date hereof.

(M)    Net Assets. The total assets (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.

(N)     Net Income. For any period total revenues applicable to such period, less the expenses applicable to such period other than additions to reserves for depreciation or bad debts or other similar non-cash reserves. If the Advisor receives an incentive fee, net income, for purposes of calculating total operating expenses in accordance with the NASAA REIT Guidelines, shall exclude the gain from the sale of the Trust’s assets.

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(O)     Organization and Offering Expenses. All expenses incurred by and to be paid from the assets of the Trust in connection with and in preparing a REIT for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, experts, expenses of qualification of the sale of the securities under federal and state laws, including taxes and fees, accountants’ and attorneys’ fees.

(P)     Roll-up. A transaction involving the acquisition, merger, conversion, or consolidation either directly or indirectly of this Trust and the issuance of securities of a roll-up entity. Such term does not include:

(1)     a transaction involving securities of this Trust that have been for at least 12 months listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

(2)     a transaction involving the conversion to corporate or association form of only this Trust if, as a consequence of the transaction there will be no significant adverse change in any of the following:

(i)     shareholders’ voting rights;

(ii)     the term of existence of the Trust;

(iii)    Sponsor (as defined below) or Advisor compensation;

(iv)    the Trust’s investment objectives.

(Q)     Roll-up Entity. A partnership, real estate investment trust, corporation, trust, or other entity that would be created or would survive after the successful completion of a proposed roll-up transaction.

(R)     Shareholders. The holders of this Trust’s shares.

(S)     Shares. Shares of common stock of this Trust as set forth under Article VIII below.

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(T)     Sponsor. Any person directly or indirectly instrumental in organizing, wholly or in part, this Trust or any person who will control, manage or participate in the management of this Trust, and any affiliate of such person. Not included is any person whose only relationship with this Trust is as that of an independent property manager of the Trust’s assets, and whose only compensation is as such. The term “Sponsor” does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services. A person may also be deemed a Sponsor of this Trust by:

(1)     taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of this Trust, either alone or in conjunction with one or more other persons;

(2)     receiving a material participation in this Trust in connection with the founding or organizing of the business of this Trust, in consideration of services or property, or both services and property;

(3)     having a substantial number of relationships and contacts with this Trust;

(4)     possessing significant rights to control the assets owned by this Trust;

(5)     receiving fees for providing services to this Trust which are paid on a basis that is not customary in the industry; or

(6)     providing goods or services to this Trust on a basis which was not negotiated at arms length with this Trust.

(U) Total Operating Expenses. Aggregate expenses of every character paid or incurred by this Trust as determined under generally accepted accounting principles, including Advisors’ fees, but excluding:

(1)     the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer and registration, if any, of the Shares;

(2)     interest payments;

(3)     taxes;

(4)     non-cash expenditures such as depreciation, amortization, and bad debt reserves;

(5)     Incentive fees paid in compliance with the NASAA REIT Guidelines;

(6)     Acquisition Fees, Acquisition Expenses, real estate commissions on resale of property and other expenses connected with the acquisition, disposition, and ownership of real estate interests, mortgage loans, or other property, (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

(V)     Trust Manager(s). The member(s) of the Board of Trust Managers that manages the REIT.

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(W)     Unimproved Real Property. The real property of this Trust which has the following three characteristics:

(1)     an equity interest in real property which was not acquired for the purpose of producing rental or other operating income;

(2)     has no development or construction in process on such land; and

(3)     no development or construction on such land is planned in good faith to commence on such land within one year. As of the formation of this Trust, it is not expected that this Trust will own Unimproved Real Property.

ARTICLE VI

BOARD OF TRUST MANAGERS

SECTION 6.1. Number and Experience of Trust Managers.

(A)     Number of Trust Managers. The number of Trust Managers of the Trust shall be fixed by, or in the manner provided in the Bylaws of the Trust, and may be increased or decreased from time to time in such a manner as may be prescribed by the Bylaws, but in no event shall there be less than three (3) or more than seven (7) Trust Managers. Except during a period of vacancy or vacancies on the Board of Trust Managers, a majority of the Trust Managers at all times shall be persons who are Independent Trust Managers (as that term is defined in Section 5.1(K)).

(B)     Experience of Trust Managers. A Trust Manager shall have had at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of asset being acquired by this Trust. At least one of the Independent Trust Managers shall have three years of relevant real estate experience.

(C)     Vacancies of Independent Trust Managers. Independent Trust Managers shall nominate replacements for vacancies among the Independent Trust Managers.

SECTION 6.2. Duties of Trust Managers.

(A)     At or before the first meeting of the Board of Trust Managers, the Declaration of Trust shall be reviewed and ratified by a majority vote of the Trust Managers and of the Independent Trust Managers.

(B)     The Board of Trust Managers shall establish written policies on investments and borrowing and shall monitor the administrative procedures, investment operations and performance of the Trust and the Advisor to assure that such policies are carried out.

(C)     A majority of the Independent Trust Managers must approve matters to which Sections 6.2(A), 6.2(D), 7.1-7.10, 8.1(B), 9.1, 9.2, 10.1, 10.2, 10.3(B), 10.4, 10.5, 10.7, 10.8, 10.11(C), of this Declaration of Trust apply.

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(D)     Advisory Contract.

(1)     It shall be the duty of the Trust Managers to evaluate the performance of the Advisor before entering into or renewing an advisory contract. The criteria used in such evaluation shall be reflected in the minutes of such meeting.

(2)     Each contract for the services of an Advisor entered into by the Trust Managers shall have a term of no more than one year.

(3)     Each advisory contract shall be terminable by a majority of the Independent Trust Managers, or the Advisor on 60 days written notice without cause and without penalty; provided, however, the Advisor shall be entitled to the value of its incentive fee based upon the appraised value of the Property at the date of termination. In the event of the termination of such contract, the Advisor will cooperate with the Trust and take all reasonable steps requested to assist the Trust Managers in making an orderly transition of the advisory function.

(4)     The Trust Managers shall determine that the Advisor, including any successor Advisor, possesses sufficient qualifications to:

(i)     perform the advisory function for the Trust; and

(ii)     justify the compensation provided for in its contract with the Trust.

SECTION 6.3. Fiduciary Duty of Trust Managers.

The Trust Managers and any Advisor of the Trust shall be deemed to be in a fiduciary relationship to the Trust and to the shareholders. Additionally, the Trust Managers shall have a fiduciary duty to the shareholders to supervise the relationship of the Trust with the Advisor.

Section 6.4. Election of Trust Managers; Quorum

A majority of shareholders in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Trust Managers, vote to elect the Trust Managers. Except as otherwise provided in this Declaration of Trust, the holders of majority of the voting shares, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of business.

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ARTICLE VII

FEES, COMPENSATION AND EXPENSES

SECTION 7.1. Reasonable Expenses.

The Independent Trust Managers shall determine, from time to time but no less often than annually, that the total fees and expenses of this Trust are reasonable in light of the investment performance of this Trust, its Net Assets, its Net Income, and the fees and expenses of other comparable unaffiliated REITs. Each such determination shall be reflected in the minutes of the meetings of the Board of Trust Managers.

SECTION 7.2. Organization and Offering Expenses.

The Organization and Offering Expenses paid in connection with this Trust’s formation or the syndication of its Shares shall be reasonable and shall in no event exceed an amount equal to 1.5% of the proceeds raised in an offering.

SECTION 7.3. Acquisition Fees and Acquisition Expenses.

(A)     The total of all Acquisition Fees and Acquisition Expenses shall be reasonable, and shall not exceed an amount equal to the greater of (i) $25,000 or (ii) 2.0% of the Contract Price of a property; however, in no event will such total, when combined with all other broker fees related to such acquisition, exceed 6.0% of the Contract Price of such property.

(B)     Notwithstanding the cap on Acquisition Fees and Acquisition Expenses in the immediately preceding provision, a majority of the Trust Managers (including a majority of the Independent Trust Managers) not otherwise interested in the transaction may approve fees in excess of these limits if they determine the transaction to be commercially competitive, fair and reasonable to the Trust.

SECTION 7.4. Total Operating Expenses.

(A)     The Total Operating Expenses of this Trust shall (in the absence of a satisfactory showing to the contrary) be deemed to be excessive if they exceed in any fiscal year the greater of 2.0% of its Average Invested Assets or 25% of its Net Income for such year. The Independent Trust Managers shall have the fiduciary responsibility of limiting such expenses to amounts that do not exceed such limitations unless such Independent Trust Managers shall have made a finding that, based on such unusual and non-recurring factors which they deem sufficient, a higher level of expenses is justified for such year. Any such finding and the reasons in support thereof shall be reflected in the minutes of the meeting of the Board of Trust Managers.

(B)     Within 60 days after the end of any fiscal quarter of this Trust for which Total Operating Expenses (for the 12 months then ended) exceeded 2.0% of Average Invested Assets or 25% of Net Income, whichever is greater, there shall be sent to the Shareholders a written disclosure of such fact, together with an explanation of the factors the Independent Trust Managers considered in arriving at the conclusion that such higher operating expenses were justified.

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(C)     In the event the Independent Trust Managers do not determine such excess expenses are justified, the Trust Managers shall cause the Advisor to reimburse this Trust at the end of the 12 month period the amount by which the aggregate annual expenses paid or incurred by the Trust exceed the limitations herein provided.

SECTION 7.5. Asset Management Fee

The Trust will pay its Advisor 0.6% of the Trust’s average invested assets. For purposes of this Section 7.5, “average invested assets” means, for any period, the average of the aggregate book value of the Trust’s assets invested, directly or indirectly, in properties, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period.

SECTION 7.6. Financing Coordination Fee

Other than with respect to any mortgage or other financing related to a property concurrent with its acquisition, if an Advisor, Trust Manager, Sponsor, or any Affiliate provides a substantial amount of the services in connection with the post-acquisition financing or refinancing of any debt that the Trust obtains relative to a property or the Trust, then that person may receive a financing coordination fee equal to 1.0% of the amount of such financing.

SECTION 7.7. Property Management Fee

If an Advisor, Trust Manager, Sponsor, or any Affiliate provides a substantial amount of the property management services for the Trust’s properties, then that person may receive a property management fee equal to 1.5% of gross revenues from the properties managed. The Trust also may reimburse such person for property-level expenses that it pays or incurs on our behalf, including salaries, bonuses and benefits of persons employed by such person, except for the salaries, bonuses and benefits of persons who also serve as one of the Trust’s executive officers or as an executive officer of such person. Such person may subcontract the performance of its property management duties to third parties and pay all or a portion of its property management fee to the third parties with whom it contracts for these services.

SECTION 7.8. Leasing Commissions

If a property or properties of the Trust becomes unleased and an Advisor, Trust Manager, Sponsor, or any Affiliate provides a substantial amount of the services in connection with the leasing of such property or properties to unaffiliated third parties, then that person may receive a leasing commission equal to 6.0% of the rents due pursuant to such lease for the first ten years of the lease term; provided, however (i) if the term of the lease is less than ten years, such commission percentage will apply to the full term of the lease and (ii) any rents due under a renewal of a lease of an existing tenant upon expiration of the initial lease agreement (including the expiration of any extensions provided for thereunder) shall accrue a commission of 3.0% in lieu of the aforementioned 6.0% commission. To the extent that any unaffiliated real estate broker assists in such leasing services, any compensation paid by the Trust to an Advisor, Trust Manager, Sponsor, or any Affiliate pursuant to this Section 7.8 will be reduced by the amount paid to such unaffiliated real estate broker.

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SECTION 7.9. Real Estate Commissions on Resale of Property.

If an Advisor, Trust Manager, Sponsor, or any Affiliate provides a substantial amount of the services in the effort to sell a property, then that person may receive up to one-half of the brokerage commission paid but in no event to exceed an amount equal to 3.0% of the contracted-for sales price. In addition, the amount paid when added to the sums paid to unaffiliated parties in such a capacity shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to 6.0% of the contracted-for sales price.

SECTION 7.10. Incentive Fees.

(A)     An interest in the gain from the sale of assets of the REIT, for which full consideration is not paid in cash or property of equivalent value, shall be allowed provided the amount or percentage of such interest is reasonable. Such an interest in gain from the sale of REIT assets shall be considered presumptively reasonable if it does not exceed 15% of the balance of such net proceeds remaining after payment to shareholders, in the aggregate, of an amount equal to 100% of the original issue price of the Shares, plus an amount equal to 6.0% of the original issue price of the Shares per annum cumulative. For purposes of this subsection, the original issue price of the Shares may be reduced by prior cash distributions to Shareholders of net proceeds from the sale of Trust assets.

(B)     In the case of multiple Advisors, Advisors, and any Affiliate shall be allowed incentive fees provided such fees are distributed by a proportional method reasonably designed to reflect the value added to the Trust assets by each respective Advisor or any Affiliate.

SECTION 7.11. Advisor Compensation.

(A)     The Independent Trust Managers shall determine from time to time and no less often than annually that the compensation which the Trust contracts to pay to the Advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by the NASAA REIT Guidelines. The Independent Trust Managers shall also supervise the performance of the Advisor and the compensation paid to it by the Trust to determine that the provisions of such contract are being carried out. Each such determination shall be based on the factors set forth below and all other factors such Independent Trust Managers may deem relevant and the findings of such Trust Managers on each of such factors shall be recorded in the minutes of the Board of Trust Managers.

(1)     The size of the advisory fee in relation to the size, composition, and profitability of the Trust.

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(2)     The success of the Advisor in generating opportunities that meet the investment objectives of the Trust.

(3)     The rates charged to other REITs and to investors other than REITs by advisors performing similar services.

(4)     Additional revenues realized by the Advisor and any Affiliate through their relationship with the Trust, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Trust or by others with whom the Trust does business.

(5)     The quality and extent of service and advice furnished by the Advisor.

(6)     The performance of the Property, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations.

(7)     The quality of the Property in relationship to the investments generated by the Advisor for its own account.

ARTICLE VIII

AUTHORIZED SHARES

AND

MINIMUM CAPITAL

SECTION 8.1. Total Capitalization.

The aggregate number of shares of beneficial interest that the Trust shall have authority to issue is (i) Three Million, Five Hundred Thousand (3,500,000) common shares, par value $0.01 per share (the “Common Shares”) and (ii) Five Million (5,000,000) excess shares, par value $0.01 per share (the “Excess Shares”).

SECTION 8.2. Common Shares.

(A)     Dividend Rights. The holders of Common Shares shall be entitled to receive such dividends as may be declared by the Board of Trust Managers out of funds legally available therefor.

(B)     Dividend Reinvestment Plans. Should the Board of Trust Managers provide for a dividend reinvestment program, such plans shall, at the minimum, provide for the following:

(1)     All material information regarding the distribution to the shareholder and the effect of reinvesting such dividend, including the tax consequences thereof, shall be provided to the shareholder at least annually.

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(2)     Each shareholder participating in the plan shall have a reasonable opportunity to withdraw from the plan at least annually after receipt of the information required in paragraph (1) of this subsection.

(C)     Distributions in Kind. Distributions in kind shall not be permitted, except for:

(1)     distributions of readily marketable securities;

(2)     distributions of beneficial interests in a liquidating trust established for the dissolution of the Trust and the liquidation of its assets in accordance with the terms of this Declaration of Trust; or

(3)     distributions of in-kind property which meet all of the following conditions:

(i)     The Trust Managers advise each shareholder of the risks associated with direct ownership of the property;

(ii)    The Trust Managers offer each shareholder the election of receiving in-kind property distributions; and

(iii)    The Trust Managers distribute in-kind property only to those shareholders who accept the Trust Managers’ offer.

(C)     Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets, of the Trust, the aggregate assets available for distribution to holders of Common Shares shall be determined in accordance with applicable law. Each holder of Common Shares shall be entitled to receive, ratably with each other holder of Common Shares that portion of such aggregate assets available for distribution as the number of outstanding Common Shares held by such holder bears to the total number of outstanding Common Shares then outstanding.

(D)     Voting Rights. Except as may be provided in this Declaration of Trust, the holders of Common Shares shall have the exclusive right to vote on all matters (as to which a common shareholder shall be entitled to vote pursuant to applicable law) at all meetings of the shareholders of the Trust, and shall be entitled to one (1) vote for each Common Share entitled to vote at such meeting.

SECTION 8.3. Restrictions on Ownership, Transfer, Acquisition and Redemption of Shares.

(A)     Definitions. For purposes of Sections 8.3 and 8.4, the following terms shall have the following meanings:

“Acquire” shall mean the acquisition of Beneficial or Constructive Ownership of Common Shares by any means, including, without limitation, the exercise of any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire shares, but shall not include the acquisition of any such rights unless, as a result, the acquiror would be considered a Beneficial Owner or Constructive Owner. The terms “Acquires” and “Acquisition” shall have correlative meanings.

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“Beneficial Ownership” shall mean ownership of Common Shares by an individual who would be treated as an owner of such shares under Section 542(a)(2) of the Code, either directly or constructively through the application of Section 544, as modified by Section 856(h)(1)(B). For purposes of this definition, the term “individuals also shall include any organization, trust or other entity that is treated as an individual for purposes of Section 542(a)(2) of the Code. The terms “Beneficial Owner,” “Beneficially Own,” “Beneficially Owns” and “Beneficially Owned” shall have correlative meanings.

“Beneficiary” shall mean a beneficiary of the Excess Shares Trust as determined pursuant to paragraph A of Section 8.4.

“Board of Trust Managers” shall mean the Board of Trust Managers of the Trust.

“Bylaws” shall mean the Bylaws of the Trust, as the same are in effect from time to time.

“Closing Price” on any day shall mean the last sale price, or if no such sale takes place on that day, or, if there is such closing prices otherwise are not available, the fair market value of the affected class or series of Common Shares as of such day, as determined by the Board of Trust Managers in its discretion.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“Common Shares Ownership Limit” shall mean, subject to the exceptions set forth in paragraph (I) of this Section 8.3, 8.0 percent of the outstanding Common Shares of the Trust, or, from and after the date hereof, such greater percentage of the outstanding Common Shares of the Trust as the Board of Trust Managers may establish pursuant to the authority expressly vested in the Board of Trust Managers in paragraph K of this Section 8.3 (but in no event to more than 9.9 percent of the outstanding Common Shares of the Trust, as so adjusted), subject to the limitations contained in paragraph K of this Section 8.3.

“Constructive Ownership” shall mean ownership of Common Shares by a Person who would be treated as an owner of such shares, either actually or constructively, directly or indirectly, though the application of Section 318 of the Code, as modified by Section 856(d)(5) thereof. The terms “Constructive Owner,” “Constructively Own,” “Constructively Owns” and “Constructively Owned” shall have correlative meanings.

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“Excess Shares Trust” shall mean the trust created pursuant to paragraph A of Section 8.4.

“Excess Shares Trustee” shall mean the Trust as trustee for the Excess Shares Trust, and any successor trustee appointed by the Trust.

“Market Price” on any day shall mean the average of the Closing Prices for the ten (10) consecutive Trading Days immediately preceding such day (or those days during such 10 day period for which Closing Prices are available).

“Ownership Limit” shall mean the Common Shares Ownership Limit.

“Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of l934, as amended; but does not include an underwriter which participated in a public offering of Common Shares for a period of sixty (60) days following the purchase by such underwriter of such Common Shares therein, provided that the foregoing exclusion shall apply only if the ownership of such Common Shares by an underwriter or underwriters participating in a public offering would not cause the Trust to fail to qualify as a REIT by reason of being “closely held” within the meaning of Section 856(a) of the Code or otherwise cause the Trust to fail to qualify as a REIT.

“Purported Beneficial Holder” shall mean, with respect to any event or transaction other than a purported Transfer or Acquisition which results in Excess Shares, the Person for whom the applicable Purported Record Holder held the Common Shares that were, pursuant to paragraph C of this Section 8.3, automatically exchanged for Excess Shares upon the occurrence of such event or transaction. The Purported Beneficial Holder and the Purported Record Holder may be the same Person.

“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer or Acquisition which results in Excess Shares, the purported beneficial transferee for whom the Purported Record Transferee would have acquired Common Shares if such Transfer or Acquisition had been valid under paragraph B of this Section 8.3. The Purported Beneficial Transferee and the Purported Record Transferee may be the same Person.

“Purported Record Holder” shall mean, with respect to any event or transaction other than a purported Transfer or Acquisition which results in Excess Shares the record holder of the Common Shares that were, pursuant to paragraph C of this Section 8.3, automatically exchanged for Excess Shares upon the occurrence of such an event or transaction. The Purported Record Holder and the Purported Beneficial Holder can be the same Person.

“Purported Record Transferee” shall mean, with respect to any purported Transfer or Acquisition which results in Excess Shares, the record holder of the Common Shares if such Transfer had been valid under paragraph B of this Section 8.3. The Purported Record Transferee and the Purported Beneficial Transferee may be the same Person.

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“REIT” shall mean a real estate investment trust under Sections 856 through 860 of the Code.

“Restriction Termination Date” shall mean the first day after the date hereof on which the Board of Trust Managers and the shareholders of the Trust determine that it is no longer in the best interests of the Trust to attempt, or continue, to qualify as a REIT.

“Trading Day” shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the state of California are authorized or obligated by law or executive order to close.

“Transfer” shall mean any sale, transfer, gift, hypothecation, assignment, devise or other disposition of a direct or indirect interest in Common Shares or the right to vote or receive dividends on Common Shares (including (i) the granting of any option (including any option to acquire an option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of Common Shares or the right to vote or receive dividends on Common Shares or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Common Shares, whether voluntary or involuntary, of record, constructively or beneficially, and whether by operation of law or otherwise). The terms “Transfers,” “Transferred” and “Transferable” shall have correlative meanings.

(B)     Ownership and Transfer Limitations.

(1)     Notwithstanding any other provision of this Declaration of Trust, except as provided in paragraph I of this Section 8.3 and Section 8.4, from and after the date hereof and prior to the Restriction Termination Date, no Person shall Beneficially or Constructively Own Common Shares in excess of the Common Shares Ownership Limit.

(2)     Notwithstanding any other provision of this Declaration of Trust, except as provided in paragraph I of this Section 8.3 and Section 8.4, from and after the date hereof and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Trust, or other purported change in Beneficial or Constructive Ownership of Common Shares or other event or transaction that, if effective, would result in any Person Beneficially or Constructively Owning Common Shares in excess of the applicable Ownership Limit shall be void ab initio as to the Transfer, Acquisition, change in the capital structure of the Trust, or other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Common Shares which would otherwise be Beneficially or Constructively Owned by such Person in excess of the applicable Ownership Limit, and none of the Purported Beneficial Transferee, the Purported Record Transferee the Purported Beneficial Holder or the Purported Record Holder, as applicable, shall acquire any rights in that number of Common Shares.

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(3)     Notwithstanding any other provision of this Declaration of Trust, except as provided in paragraph I of this Section 8.3 and Section 8.4, from and after the date hereof and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Trust, or other purported change in Beneficial or Constructive Ownership (including actual ownership) of Common Shares or other event or transaction that, if effective, would result in the Common Shares being actually owned by fewer than one hundred (100) Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer, Acquisition, change in the capital structure of the Trust, or other purported change in Beneficial or Constructive Ownership (including actual ownership) or other event or transaction with respect to that number of Common Shares which otherwise would be owned by the transferee, and the intended transferee or subsequent owner (including a Beneficial or Constructive Owner) shall acquire no rights in that number of Common Shares.

(4)     Notwithstanding any other provision of this Declaration of Trust, except as provided in Section 8.4, from and after the date hereof and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Trust, or other purported change in Beneficial or Constructive Ownership of Common Shares or other event or transaction that, if effective, would cause the Trust to fail to qualify as a REIT by reason of being “closely held” within the meaning of Section 856(h) of the Code or otherwise, directly or indirectly, would cause the Trust to fail to qualify as a REIT shall be void ab initio as to the Transfer, Acquisition, change in the capital structure of the Trust, or other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Common Shares which would cause the Trust to be “closely held” within the meaning of Section 856(h) of the Code or otherwise, directly or indirectly, would cause the Trust to fail to qualify as a REIT, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of Common Shares.

(5)     Notwithstanding any other provision of this Declaration of Trust, except as provided in Section 8.4, from and after the date hereof and prior to the Restriction Termination Date, any Transfer, Acquisition, change in capital structure of the Trust, or other purported change in Beneficial or Constructive Ownership of Common Shares or other event or transaction that, if effective, would (i) cause the Trust to own (directly or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code and (ii) cause the Trust to fail to satisfy any of the gross income requirements of Section 856(c) of the Code, shall be void ab initio as to the Transfer, Acquisition, change in capital structure of the Trust, or other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Common Shares which would cause the Trust to own an interest (directly or Constructively) in a tenant that is described in Section 856(d)(2)(B) of the Code, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of Common Shares.

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(C)     Exchange for Excess Shares.

(1)     If, notwithstanding the other provisions contained in this Article VIII, at any time from and after the date hereof and prior to the Restriction Termination Date, there is a purported Transfer, Acquisition, change in the capital structure of the Trust, or other purported change in the Beneficial or Constructive Ownership of Common Shares or other event or transaction such that any Person would Beneficially or Constructively Own Common Shares in excess of the applicable Ownership Limit, then, except as otherwise provided in paragraph I of this Section 8.3, such number of Common Shares (rounded up to the next whole number of shares) in excess of the applicable Ownership Limit, automatically shall be exchanged for an equal number of Excess Shares having terms, rights, restrictions and qualifications identical thereto, except to the extent that this Article VIII requires different terms. Such exchange shall be effective as of the close of business on the business day next preceding the date of the purported Transfer, Acquisition, change in capital structure, or other purported change in Beneficial or Constructive Ownership of Common Shares or other event or transaction.

(2)     If, notwithstanding the other provisions contained in this Article VIII, at any time from and after the date hereof and prior to the Restriction Termination Date, there is a purported Transfer, Acquisition, change in the capital structure of the Trust, or other purported change in Beneficial or Constructive Ownership of Common Shares or other event or transaction which, if effective, would result in a violation of any of the restrictions described in subparagraphs (2), (3), (4), (5) and (6) of paragraph B of this Section 8.3 or, directly or indirectly, would for any reason cause the Trust to fail to qualify as a REIT, then the number of Common Shares (rounded up to the next whole number of shares) being Transferred or Acquired or which are otherwise affected by the change in capital structure or other purported change in Beneficial or Constructive Ownership or other event or transaction and which would result in a violation of any of the restrictions described in subparagraphs (2), (3), (4), (5) and (6) of paragraph B of this Section 8.3 or, directly or indirectly, would for any reason cause the Trust to fail to qualify as a REIT, automatically shall be exchanged for an equal number of Excess Shares having terms, rights, restrictions and qualifications identical thereto, except to the extent that this Article VIII requires different terms. Such exchange shall be effective as of the close of business on the business day prior to the date of the purported Transfer, Acquisition, change in capital structure, or other purported change in Beneficial or Constructive Ownership or other event or transaction.

(3)     The Board of Trust Managers recognizes that Section 8.3(C)(1) or Section 8.3(C)(2) may become operative because of the purported ownership of Common Shares by two or more (i) partners of a partnership, (ii) shareholders of a corporation, or (iii) members of any other Person. In such event, the Board of Trust Managers shall have the authority in its sole, complete and absolute discretion to determine the number of Common Shares and the identity of the Common Shares of each partner, shareholder or member that automatically shall be exchanged for an equal number of Excess Shares.

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(D)     Remedies For Breach. If the Board of Trust Managers or its designee shall at any time determine in good faith that a Transfer, Acquisition, or change in the capital structure of the Trust or other purported change in Beneficial or Constructive Ownership or other event or transaction has taken place in violation of paragraph B of this Section 8.3 or that a Person intends to Acquire or has attempted to Acquire Beneficial or Constructive Ownership of any Common Shares in violation of paragraph B of this Section 8.3, the Board of Trust Managers or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, Acquisition, or change in the capital structure of the Trust, or other attempt to Acquire Beneficial or Constructive Ownership of any Common Shares or other event or transaction, including, but not limited to, refusing to give effect thereto on the books of the Trust or instituting injunctive proceedings with respect thereto; provided, however, that any Transfer, Acquisition, change in the capital structure of the Trust, attempted Transfer, or other attempt to Acquire Beneficial or Constructive Ownership of any Common Shares or event or transaction in violation of subparagraphs (2), (3), (4), (5) or (6) of paragraph B of this Section 8.3 (as applicable) shall be void ab initio and, where applicable, automatically shall result in the exchange described in paragraph C of this Section 8.3, irrespective of any action (or inaction) by the Board of Trust Managers or its designee.

(E)     Notice of Restricted Transfer. Any Person who Acquires or attempts to Acquire Beneficial or Constructive Ownership of Common Shares in violation of paragraph B of this Section 8.3 and any Person who Beneficially or Constructively Owns Excess Shares as a transferee of Common Shares resulting in an exchange for Excess Shares, pursuant to paragraph C of this Section 8.3, or otherwise, immediately shall give written notice to the Trust, or, in the event of a proposed or attempted Transfer or Acquisition or purported change in Beneficial or Constructive Ownership, shall give at least fifteen (15) days prior written notice to the Trust, of such event and shall promptly provide to the Trust such other information as the Trust, in its sole discretion, may request in order to determine the effect, if any, of such Transfer, attempted Transfer, Acquisition, attempted Acquisition or other purported change in Beneficial or Constructive Ownership on the Trust’s status as a REIT.

(F)     Owners Required To Provide Information. From and after the date hereof and prior to the Restriction Termination Date:

(1)     Every Beneficial or Constructive Owner of more than 5 percent, or such lower percentage or percentages as determined pursuant to regulations under the Code or as may be requested by the Board of Trust Managers in its sole discretion, of the outstanding shares of the Common Shares of the Trust annually shall, no later than January 31 of each calendar year, give written notice to the Trust stating (i) the name and address of such Beneficial or Constructive Owner; (ii) the number of shares of the Common Shares Beneficially or Constructively Owned; and (iii) a description of how such shares are held. Each such Beneficial or Constructive Owner promptly shall provide to the Trust such additional information as the Trust, in its sole discretion, may request in order to determine the effect, if any, of such Beneficial or Constructive Ownership on the Trust’s status as a REIT and to ensure compliance with the applicable Ownership Limit and other restrictions set forth herein.

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(2)     Each Person who is a Beneficial or Constructive Owner of Common Shares end each Person (including the shareholder of record) who is holding Common Shares for a Beneficial or Constructive Owner promptly shall provide to the Trust such information as the Trust, in its sole discretion, may request in order to determine the Trust’s status as a REIT, to comply with the requirements of any taxing authority or other governmental agency, to determine any such compliance or to ensure compliance with the Ownership Limit and other restrictions set forth herein.

(G)     Remedies Not Limited. Nothing contained in this Article VI except Section 8.4 hereof shall limit the scope or application of the provisions of this Section 8.3, the ability of the Trust to implement or enforce compliance with the terms thereof or the authority of the Board of Trust Managers to take any such other action or actions as it may deem necessary or advisable to protect the Trust and the interests of its shareholders by preservation of the Trust’s status as a REIT and to ensure compliance with the Ownership Limit and other restrictions set forth herein, including, without limitation, refusal to give effect to a transaction on the books of the Trust.

(H)     Ambiguity. In the case of ambiguity in the application of any of the provisions of this Section 8.3, including any definition contained in paragraph A hereof, the Board of Trust Managers shall have the power and authority, in its sole discretion, to determine the application of the provisions of this Section 8.3 with respect to any situation, based on the facts known to it.

(I)      Exceptions. It is expected that as the Trust begins accepting shareholders there will be a start up period during which the various ownership limitations will be exceeded and minimum shareholder thresholds will not yet be attained. Until such time as the Trust meets the requirements of the Internal Revenue Service for the qualification of the Trust as a REIT, such requirements will be waived. Additionally, the Board of Trust Managers, upon receipt of a ruling from the Internal Revenue Service, an opinion of counsel, or other evidence satisfactory to the Board of Trust Managers, in its sole discretion, in each case to the effect that the restrictions contained in subparagraphs (1), (2) and (3) of paragraph B of this Section 8.3 will not be violated, may waive or change, in whole or in part, the application of the Ownership Limit with respect to any Person that is not an individual, as such term is defined in Section 542(a)(2) of the Code. In connection with any such waiver or change, the Board of Trust Managers may require such representations and undertakings from such Person or affiliates and may impose such other conditions, as the Board deems necessary, advisable or prudent, in its sole discretion, to determine the effect, if any, of the proposed transaction or ownership of Common Shares on the Trust’s status as a REIT.

(J)     Increase in Common Shares Ownership Limit. Subject to the limitations contained in paragraph K of this Section 8.3, the Board of Trust Managers is hereby expressly vested with the full power and authority from time to time to increase the Common Shares Ownership Limit. No such increase shall constitute or be deemed to constitute an amendment of this Declaration of Trust, and shall take effect automatically without any action on the part of any shareholder as of the date specified by the Board of Trust Managers that is subsequent to the Board resolution approving and effecting such reduction.

(K)     Limitations on Modifications.

(1)     The Ownership Limit for Common Shares may not be increased and no additional ownership limitations may be created if, after giving effect to such increase or creation, the Trust would be “closely held” within the meaning of Section 856(h) of the Code (assuming ownership of Common Shares by all Persons equal to the greatest of (i) the actual ownership, (ii) the Beneficial Ownership of Common Shares by each Person, or (iii) the Ownership Limit with respect to such Person).

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(2)     Prior to any modification of the Ownership Limit with respect to any Person, the Board of Trust Managers may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary, advisable or prudent, in its sole discretion, in order to determine or ensure the Trust’s status as a REIT.

(3)     The Common Shares Ownership Limit may not be increased to a percentage that is greater than 9.9 percent.

(L)     Legend. Each certificate for Common Shares shall bear substantially the following legend:

“The securities represented by this certificate are subject to the restrictions on transfer and ownership for the purpose of maintenance of the Trust’s status as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”). Except as otherwise provided pursuant to the Declaration of Trust of the Trust, no Person may (i) Beneficially or Constructively Own Common Shares of the Trust in excess of 8.0 percent (or such greater percent as may be determined by the Board of Trust Managers of the Trust) of the outstanding Common Shares or (ii) Beneficially or Constructively Own Common Shares which would result in the Trust being “closely held” under Section 856(h) of the Code or which otherwise would cause the Trust to fail to qualify as a REIT. Any Person who has Beneficial or Constructive Ownership, or who Acquires or attempts to Acquire Beneficial or Constructive Ownership of Common Shares in excess of the above limitations and any Person who Beneficially or Constructively Owns Excess Shares as a transferee of Common Shares resulting in an exchange for Excess Shares (as described below) immediately must notify the Trust in writing or, in the event of a proposed or attempted Transfer or Acquisition or purported change in the Beneficial or Constructive Ownership must give written notice to the Trust at least fifteen (15) days prior to the proposed or attempted transfer, transaction or other event. Any Transfer or Acquisition of Common Shares or other event which results in violation of the ownership or transfer limitations set forth in the Declaration of Trust shall be void ab initio and the Purported Beneficial and Record Transferee shall not have or acquire any rights in such Common Shares. If the transfer and ownership limitations referred to herein are violated, the Common Shares represented hereby automatically will be exchanged for Excess Shares to the extent of violation of such limitations, and such Excess Shares will be held in trust by the Trust, all as provided by the Declaration of Trust of the Trust. All defined terms used in this legend have the meanings identified in the Declaration of Trust of the Trust, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests.”

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SECTION 8.4. Excess Shares.

(A)     Ownership In Trust. Upon any purported Transfer, Acquisition, change in the capital structure of the Trust, or other purported change in the Beneficial or Constructive Ownership or event or transaction that results in Excess Shares pursuant to paragraph C of Section 8.3, such Excess Shares shall be deemed to have been transferred to the Trust, as Excess Shares Trustee of an Excess Shares Trust for the benefit of such Beneficiary or Beneficiaries to whom an interest in such Excess Shares may later be transferred pursuant to paragraph E of this Section 8.4. Excess Shares so held in trust shall be issued and outstanding shares of the Trust. The Purported Record Transferee (or Purported Accord Holder) shall have no rights in such Excess Shares except the right to designate a transferee of such Excess Shares upon the terms specified in paragraph E of this Section 8.4. The Purported Beneficial Transferee (or Purported Beneficial Holder) shall have no rights in such Excess Shares except as provided in paragraphs C and E of this Section 8.4.

(B)     Dividend Rights. Excess Shares shall not be entitled to any dividends or distributions (except as provided in Paragraph C of this Section 8.4). Any dividend or distribution paid prior to the discovery by the Trust that the Common Shares have been exchanged for Excess Shares shall be repaid to the Trust upon demand, and any dividend or distribution declared but unpaid at the time of such discovery shall be void ab initio with respect to such Excess Shares.

(C)     Rights Upon Liquidation. Except as provided below, in the event of any voluntary or involuntary liquidation, dissolution or winding up, or any other distribution of the assets, of the Trust, each holder of Excess Shares shall be entitled to receive, ratably with (i) each other holder of such Excess Shares and (ii) each holder of Common Shares, that portion of the aggregate assets available for distribution to holders of Common Shares (including holders of Excess Shares resulting from the exchange of Common Shares pursuant to paragraph C of Section 8.3 hereof), determined in accordance with applicable law, as the number of such Excess Shares held by such holder bears to the total number of outstanding Common Shares and outstanding Excess Shares then outstanding. The Trust, as holder of the Excess Shares in trust, or, if the Trust shall have been dissolved, any trustee appointed by the Trust prior to its dissolution, shall distribute ratably to the Beneficiaries of the Excess Shares Trust, when determined, any such assets received in respect of the Excess Shares in any liquidation, dissolution or winding up, or any distribution of the assets, of the Trust. Anything herein to the contrary notwithstanding, in no event shall the amount payable to a holder with respect to Excess Shares exceed (i) the price per share such holder paid for the Common Shares in the purported Transfer, Acquisition, change in capital structure, or other transaction or event that resulted in the Excess Shares or the price per share such holder paid for the Common Shares that were exchanged for the Excess Shares or (ii) if the holder did not give full value for such Excess Shares (as through a gift, devise or other event or transaction), a price per share equal to the Market Price for the Common Shares on the date of the purported Transfer, Acquisition, change in capital structure or other transaction or event that resulted in such Excess Shares or the Market Price for the Common Shares on the date they were exchanged for the Excess Shares. Any amount available for distribution in excess of the foregoing limitations shall be paid ratably to the holders of Common Shares and Excess Shares resulting from the exchange of Common Shares to the extent permitted by the foregoing limitations.

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(D)     Voting Rights. The holders of Excess Shares shall not be entitled to vote on any matters (except as required by the laws of the State of California).

(E)     Restrictions on Transfer; Designation of Beneficiary.

(1)     Excess Shares shall not be Transferable. The Purported Record Transferee (or Purported Record Holder) may freely designate a Beneficiary of its interest in the Excess Shares Trust (representing the number of Excess Shares held by the Excess Shares Trust attributable to the purported Transfer that resulted in the Excess Shares), if (i) the Excess Shares held in the Excess Shares Trust would not be Excess Shares in the hands of such Beneficiary and (ii) the Purported Beneficial Transferee (or Purported Beneficial Holder) does not receive a price for designating such Beneficiary that reflects a price per share for such Excess Shares that exceeds (x) the price per share such Purported Beneficial Transferee (or Purported Beneficial Holder) paid for the Common Shares in the purported Transfer, Acquisition, change in capital structure, or other transaction or event that resulted in the Excess Shares or the price per share paid for the Common Shares that were exchanged for the Excess Shares or (y) if the Purported Beneficial Transferee (or Purported Beneficial Holder) did not give value for such Excess Shares (as through a gift, devise or other event or transaction), a price per share equal to the Market Price for the Common Shares on the date of the purported Transfer, Acquisition, change in capital structure, or other transaction or event that resulted in the Excess Shares or the Market Price for the Common Shares on the date they were exchanged for the Excess Shares. Upon such Transfer of an interest in the Excess Shares Trust, the corresponding Excess Shares in the Excess Shares Trust automatically shall be exchanged for an equal number of Common Shares (depending on the type and class of shares that originally were exchanged for such Excess Shares) and such Common Shares shall be transferred of record to the Beneficiary of the interest in the Excess Shares Trust designated by the Purported Record Transferee (or Purported Record Holder) , as described above, if such Common Shares would not be Excess Shares in the hands of such Beneficiary. Prior to any Transfer of any interest in the Excess Shares Trust, the Purported Record Transferee (or Purported Record Holder) must give written notice to the Trust of the intended Transfer and the Trust must have waived in writing its purchase rights under paragraph F of this Section 8.4.

(2)     Notwithstanding the foregoing, if a Purported Beneficial Transferee (or Purported Beneficial Holder) receives a price for designating a Beneficiary of an interest in the Excess Shares Trust that exceeds the amounts allowable under subparagraph (l) of this paragraph E, such Purported Beneficial Transferee (or Purported Beneficial Holder) shall pay, or cause the Beneficiary of the interest in the Excess Shares Trust to pay, such excess in full to the Trust.

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(3)     If any of the Transfer restrictions set forth in this paragraph E or any application thereof is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the Purported Record Transferee (or Purported Record Holder) may be deemed, at the option of the Trust, to have acted as the agent of the Trust in acquiring the Excess Shares as to which such restrictions would otherwise, by their terms, apply, and to hold such Excess Shares on behalf of the Trust.

(F)     Purchase Right in Excess Shares. Excess Shares shall be deemed to have been offered for sale to the Trust or its designee at a price per share equal to the lesser of (i) the price per share in the transaction that created such Excess Shares (or, in the case of a devise or gift or event other than a Transfer or Acquisition which results in the issuance of Excess Shares, the Market Price at the time of such devise or gift or event other than a Transfer or Acquisition which results in the issuance of Excess Shares) or (ii) the Market Price of the Common Shares exchanged for such Excess Shares on the date the Trust or its designee accepts such offer. The Trust and its assignees shall have the right to accept such offer for a period of ninety (90) days after the later of (i) the date of the purported Transfer, Acquisition, change in capital structure of the Trust, or purported change in Beneficial or Constructive Ownership or other event or transaction which resulted in such Excess Shares and (ii) the date on which the Board of Trust Managers determines in good faith that a Transfer, Acquisition, change in capital structure of the Trust, or purported change in Beneficial or Constructive Ownership or other event or transaction resulting in Excess Shares has occurred, if the Trust does not receive a notice pursuant to paragraph E of Section 8.3, but in no event later than a permitted Transfer pursuant to, and in compliance with, the terms of paragraph E of this Section 8.4.

(G)     Remedies Not Limited. Nothing contained in this Article VI shall limit the scope or application of the provisions of this Section 8.4, the ability of the Trust to implement or enforce compliance with the terms hereof or the authority of the Board of Trust Managers to take any such other action or actions as it may deem necessary or advisable to protect the Trust and the interests of its Shareholders by preservation of the Trust’s status as a REIT and to ensure compliance with the applicable Ownership Limits and the other restrictions set forth herein, including, without limitation, refusal to give effect to a transaction on the books of the Trust.

SECTION 8.5. Severability.

If any provision of this Article VIII or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remainder of this Article VIII shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

SECTION 8.6. Waiver.

The Trust shall have authority at any time to waive the requirements that Excess Shares be issued or be deemed outstanding in accordance with the provisions of this Article VIII if the Trust determines, based on an opinion of tax counsel, that the issuance of such Excess Shares or the fact that such Excess Shares are deemed to be outstanding, would jeopardize the status of the Trust as a REIT (as that term is defined in paragraph A of Section 8.3).

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SECTION 8.7. Management of Money and Property Received for Shares.

The Trust Managers shall manage all money and property received for the issuance of shares for the benefit of the shareholders of the Trust.

ARTICLE IX

MATTERS RELATING TO THE POWERS OF THE

TRUST AND ITS TRUST MANAGERS AND SHAREHOLDERS

The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Trust and of the Trust Managers and shareholders thereof:

SECTION 9.1. Matters Relating to the Board of Trust Managers.

(A)     Authority as to Bylaws. Except as provided in Section 9.2(E) hereof, the Trust Managers of the Trust may, with the concurrence of the holders of a majority of the then-outstanding shares of Common Stock, amend or repeal the Bylaws of the Trust, or adopt new Bylaws.

(B)     Authority as to Share Issuances. The Board of Trust Managers of the Trust may authorize the issuance, from time to time, of its shares of beneficial interest of any class or series, whether now or hereafter authorized, or securities convertible into shares now or hereafter authorized, for much consideration as the Board of Trust Managers may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in this Declaration of Trust or the Bylaws of the Trust or in the laws of the State of California. The Board of Trust Managers may classify or reclassify any unissued shares from time to time by setting or changing the preferences, conversion or other tights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the shares.

(C)     Manner of Election. Unless and except to the extent that the Bylaws of the Trust shall so require, the election of Trust Managers of the Trust need not be by written ballot.

(D)     Removal of Trust Managers. Any Trust Manager may be removed from office at any time by the affirmative vote of the holders of a majority of the then-outstanding Common Shares entitled to vote generally in the election of Trust Managers (the “Voting Shares”), voting together as a single class.

(E)     Permissible Criteria for Consideration of Best Interests. In determining what is in the best interest of the Trust, a Trust Manager of the Trust shall consider all of the relevant factors, which may include (i) the immediate and long-term effects of the transaction on the Trust’s shareholders, including shareholders, if any, who do not participate in the transaction; (ii) the social and economic effects of the transaction on the Trust’s employees, suppliers, creditors and customers and others dealing with the Trust and on the communities in which the Trust operates and is located; (iii) whether the transaction is acceptable, based on the historical and current operating results and financial condition of the Trust; (iv) whether a more favorable price could be obtained for the Trust’s shares or other securities in the future; (v) the future value of the Trust’s securities; (vii) any legal or regulatory issues raised by the transaction; and (viii) the business and financial condition and earnings prospects of the other party or parties to the proposed transaction including, without limitation, debt service and other existing financial obligations, financial obligations to be incurred in connection with the transaction, and other foreseeable financial objections of such other party or parties.

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(F)     Determination by Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Trust Managers consistent with this Declaration of Trust and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shell be binding upon the Trust and every holder of its shares (i) the amount of the net income of the Trust for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its shares or the payment of other distributions on its shares; (ii) the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves shall have been created shall have been paid or discharged); (iii) the fair value, or any sale, bid or asked priced to be applied in determining the fair value, of any asset owned or held by the Trust; and (iv) any matters relating to the acquisition, holding and disposition of any assets by the Trust.

(G)     Reserved Powers of Board. The enumeration and definition of particular powers of the Board of Trust Managers included in this Article IX shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other provision of this Declaration of Trust, or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Trust Managers under the laws of the State of California as now or hereafter in force.

(H)     Alteration of Authority Granted to the Board of Trust Managers. The affirmative vote of that proportion of the then-outstanding Common Shares necessary to approve an amendment to this Declaration of Trust pursuant to the laws of the State of California, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with Section 9.1. As of the writing of this Declaration of Trust, that proportion is more than fifty percent (50%).

(I)     REIT Qualification. The Board of Trust Managers shall use its best efforts to cause the Trust and its shareholders to qualify for U.S. federal income tax treatment in accordance with the provisions of the Code applicable to REITs. In furtherance of the foregoing, the Board of Trust Managers shall use its best efforts to take such actions as are necessary, and may take such actions as it deems desirable (in its sole discretion) to preserve the status of the Trust as a REIT; provided, however, that in the event that the Board of Trust Managers determines, in its sole discretion, that it no longer is in the best interests of the Trust to qualify as a REIT, the Board of Trust Managers shall take such actions as are required by the Code, the laws of the State of California and other applicable law, to cause the matter of termination of qualification as a REIT (as that term is defined in paragraph A of Section 8.3) to be submitted to a vote of the Shareholders of the Trust pursuant to paragraph A of Section 9 2.

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(J)     Annual Reports. The Board of Trust Managers, including the Independent Trust Managers, are required to take such reasonable steps as necessary to cause to be prepared and mailed or delivered to each shareholder as of a record date after the end of the fiscal year and each holder of other publicly held securities of the Trust within 120 days after the end of the fiscal year to which it relates an annual report for each fiscal year ending after the initial offering of its securities which shall include:

(1)      financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants;

(2)     the ratio of the costs of raising capital during the period to the capital raised;

(3)     the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Trust and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Trust;

(4)     the Total Operating Expenses of the Trust, stated as a percentage of Average Invested Assets and as a percentage of its Net Income;

(5)     a report from the Independent Trust Managers that the policies being followed by the Trust are in the best interests of its shareholders and the basis for such determination; and

(6)     separately stated, full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, Trust Managers, Advisors, Sponsors, and any Affiliate thereof occurring in the year for which the annual report is made. Independent Trust Managers are specifically charged with a duty to examine and comment in the report on the fairness of such transactions.

(K)     Distribution Reports. The Board of Trust Managers, including the Independent Trust Managers, are required to take such steps as necessary to cause to be prepared and mailed or delivered to each shareholder, with respect to any distribution to shareholders of income or capital assets of the Trust, a written statement disclosing the source of the funds distributed. If, at the time of distribution, this information is not available, a written explanation of the relevant circumstances will accompany the distribution, and the written statement disclosing the source of the funds distributed will be sent to the shareholders not later than 60 days after the close of the fiscal year in which the distribution was made.

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(L)     Special Reports. Until all of the proceeds from an offering are committed to investments in property, the Board of Trust Managers, including the Independent Trust Managers, are required to take such steps as necessary to cause to be prepared and mailed or delivered to each shareholder, within 60 days after the end of each quarter during which there have been real property acquisitions, a report containing the following information:

(1)     the location and a description of the general character of all materially important real properties acquired or presently intended to be acquired by or leased to the Trust, during the quarter;

(2)     the present or proposed use of such properties and their suitability and adequacy for such use;

(3)     the terms of any material lease affecting the property;

(4)    the proposed method of financing, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, due-on-sale or encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan;

(5)     a statement that title insurance and any required construction, permanent or other financing and performance bonds or other assurances with respect to builders have been or will be obtained on all properties acquired; and

(6)     a statement of the amount of proceeds in the Trust which remain uncommitted or unexpended, stated as both a dollar amount and percentage of the total amount of the offering proceeds of the Trust.

SECTION 9.2. Matters Relating to the Shareholders.

(A)     Liability of Shareholders. A holder of Common Shares, or an owner of any beneficial interest in Common Shares, of the Trust is not under an, and shall not have any, obligation or liability of any nature whatsoever to the Trust or to its obligees with respect to: (i) the Common Shares other than the obligation to pay to the Trust the full amount of the consideration, fixed in compliance with the laws of the State of California, for which the Common Shares were issued; (ii) any contractual obligation of the Trust on the basis that the holder or owner is or was the alter ego of the Trust, or on the basis of actual fraud or constructive fraud, a sham to perpetrate a fraud, or other similar theory; or (iii) any obligation of the Trust on the basis of the failure of the Trust to observe any formality, including the failure to (1) comply with any requirement of the laws of the State of California or of this Declaration of Trust or of the Bylaws of the Trust; or (2) observe any requirement prescribed by the laws of the State of California or by this Declaration of Trust or the Bylaws of the Trust for acts taken by the Trust, its Trust Managers, or its shareholders. The shareholders of the Trust shall not be personally liable on account of any of the contractual obligations undertaken by the Trust and all written contracts to which the Trust is a party shall include a provision that the shareholder shall not be personally liable thereon.

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(B)     Termination of REIT Status. Anything contained in this Declaration of Trust to the contrary notwithstanding, the affirmative vote of the holders of a majority of the then-outstanding Voting Shares, voting as a single class, shall be required to terminate voluntarily the Trust’s status as a REIT (as that term is defined in paragraph A of Section 8.3).

(C)     No Cumulative Rights. Shareholders of the Trust shall not have cumulative voting rights in the election of Trust Managers.

(D)     No Preemptive Rights. No holders of shares of the Trust, of whatever class or series, shall have any preferential right of subscription for the purchase of any shares of any class or series or for the purchase of any securities convertible into shares of any class or series of the Trust other than such rights, if any, as the Board of Trust Managers, in its sole discretion, may determine, and for such consideration as the Board of Trust Managers, in its sole discretion, may fix; and any shares of any class or series of convertible securities which the Board of Trust Managers may determine to offer for subscription to the holders of shares may, as the Board of Trust Managers shall determine in its sole discretion, be offered to holders of any then-existing class, classes or series of shares or other securities to the exclusion of holders of any or all other then-existing classes or series of securities.

(E)     Authority as to Bylaws. The shareholders of the Trust shall have the authority to amend or repeal the Bylaws of the Trust, or to adopt new Bylaws upon the affirmative vote of the holders of a majority of the then-outstanding shares of Common Stock.

(F)     Authority as to Declaration of Trust. The shareholders of the Trust shall have the authority to amend or modify the Declaration of Trust upon the affirmative vote of the holders of a majority of the then-outstanding shares of Common Stock.

(G)     Annual Meeting of Shareholders. The annual meeting of shareholders shall be held each year, after reasonable notice has been given to the shareholders, on a date and at a time designated by the Board of Trust Managers. The annual meeting shall be held on a date which is a reasonable period of time following the distribution of the annual report referred to in Section 9.1(J).

(H)     Special Meeting of Shareholders. Special meetings of the shareholders may be called at any time by a majority of the Board of Trust Managers and shall be called by the Board of Trust Managers upon the written request of shareholders holding not less than 10% of the votes entitled to be cast by outstanding voting shares of the Trust, voting together as a single class.

(I)       Termination of Trust. The Trust may be terminated at any time by the vote of the majority of the outstanding voting shares of the Trust, voting together as a single class.

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Section 9.3. Limitations on Authority of Trust Managers.

Without a concurrence of a majority of the outstanding shares, the Trust Managers may not:

(A)     Amend the Declaration of Trust, except for amendments which, at the time of such amendment, are permitted pursuant to the laws of the State of California;

(B)     Sell all or substantially all of the Trust’s assets other than in the ordinary course of the Trust’s business or in connection with liquidation and dissolution;

(C)     Cause the merger or other reorganization of the Trust; or

(D)     Dissolve or liquidate the Trust, other than before the initial investment in property.

SECTION 9.4. Conflicts of Interest.

With respect to shares owned by the Advisor, the Trust Managers, or any Affiliate, neither the Advisor, nor the Trust Managers, nor any Affiliate may vote or consent on matters submitted to the shareholders regarding the removal of the Advisor, Trust Managers, or any Affiliate or any transaction between the Trust and any of them. In determining the requisite percentage in interest of shares necessary to approve a matter on which the Advisor, Trust Managers, and any Affiliate may not vote or consent, any shares owned by any of them shall not be included.

SECTION 9.5. Shareholders’ Access to Books and Records.

Any shareholder and any designated representative thereof shall be permitted access to all records of the Trust at all reasonable times, and may inspect and copy any of them. Inspection of the Trust’s books and records by any authorized representative of the Securities Regulation Division of the California Department of Corporations shall be provided upon reasonable notice and during normal business hours. A copy of the shareholders list shall be mailed to any shareholder requesting the shareholders list within ten (10) days of the receipt by the Trust of the request. The copy of the shareholders list shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than ten-point type). A reasonable charge for copy work may be charged by the Trust. The purposes for which a shareholder may request a copy of the shareholders list include, without limitation, matters relating to shareholders’ voting rights, and the exercise of shareholders’ rights under federal proxy laws. If the Trust neglects or refuses to exhibit, produce, or mail a copy of the shareholders list as requested, the responsible party including any advisor and the Trust Managers shall be liable to any shareholder requesting the list for the costs, including attorneys’ fees, incurred by that shareholder for compelling the production of the shareholders list, and for actual damages suffered by any shareholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the shareholders list is to secure such list of shareholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a shareholder relative to the affairs of the Trust. The Trust may require the shareholder requesting the shareholders list to represent that the list is not requested for a commercial purpose unrelated to the shareholder’s interest in the Trust. The remedies provided hereunder to shareholders requesting copies of the shareholders list are in addition to, and shall not in any way limit, other remedies available to shareholders under federal law, or the laws of any state.

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ARTICLE X

CONFLICTS OF INTEREST AND INVESTMENT RESTRICTIONS

SECTION 10.1. Sales and Leases to REIT.

The Trust shall not purchase property from the Sponsor, Adviser, Trust Manager, or any Affiliate thereof, unless a majority of the Trust Managers (including a majority of the Independent Trust Managers) not otherwise interested in such transaction approve the transaction as being fair and reasonable to the Trust and at a price to the Trust no greater than the cost of the asset to such Sponsor, Advisor, Trust Manager, or any Affiliate thereof, or if the price to the Trust is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event shall the cost of such asset to the Trust exceed its current appraised value.

SECTION 10.2. Sales and Leases to Sponsor, Advisor, Trust Managers, or any Affiliate.

(A)     A Sponsor, Advisor, Trust Manager, or any Affiliate thereof shall not acquire assets from the Trust unless approved by a majority of the Trust Managers (including a majority of the Independent Trust Managers), not otherwise interested in such transaction, as being fair and reasonable to the Trust.

(B)     The Trust may lease assets to a Sponsor, Advisor, Trust Manager, or any Affiliate thereof only if approved by a majority of the Trust Managers (including a majority of the Independent Trust Managers), not otherwise interested in such transaction, as being fair and reasonable to the Trust.

SECTION 10.3. Loans.

(A)     No loans may be made by the Trust to the Sponsor, Advisor, Trust Manager, or any Affiliate thereof except to wholly owned subsidiaries of the Trust.

(B)     Other than with respect to that the Revolving Credit Facility (as defined in Section 10.10 below), the Trust may not borrow money from the Sponsor, Advisor, Trust Manager, or any Affiliate thereof, unless a majority of the Trust Managers (including a majority of the Independent Trust Managers) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and no less favorable to the Trust than loans between unaffiliated parties under the same circumstances.

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SECTION 10.4. Investments.

(A)     The Trust shall not invest in joint ventures with the Sponsor, Advisor, Trust Manager, or any Affiliate thereof, unless a majority of the Trust Managers (including a majority of the Independent Trust Managers) not otherwise interested in such transactions, approve the transaction as being fair and reasonable to the Trust and on substantially the same terms and conditions as those received by the other joint venturers.

(B)     The Trust shall not invest in equity securities unless a majority of the Trust Managers (including a majority of the Independent Trust Managers) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable.

SECTION 10.5. Statement of Objectives.

The Independent Trust Managers shall review the investment policies of the Trust with sufficient frequency and no less often than annually to determine that the policies being followed by the Trust at any time are in the best interests of its Shareholders. Each such determination and the basis therefor shall be set forth in the minutes of the Board of Trust Managers.

SECTION 10.6. Multiple Programs.

The method for the allocation of the acquisition of properties by two or more programs of the same Sponsor or Advisor seeking to acquire similar types of assets shall be reasonable. It shall be the duty of the Trust Managers (including the Independent Trust Managers) to insure such method is applied fairly to the Trust.

SECTION 10.7. Other Transactions.

All other transactions between the Trust and the Sponsor, Advisor, Trust Manager, or any Affiliate thereof, shall require approval by a majority of the Trust Managers (including a majority of the Independent Trust Managers) not otherwise interested in such transactions as being fair and reasonable to the Trust and on terms and conditions not less favorable to the Trust than those available from unaffiliated third parties.

SECTION 10.8. Appraisal of Real Property.

The consideration paid for real property acquired by the Trust shall ordinarily be based on the fair market value of the property as determined by a majority of the Trust Managers. In cases in which a majority of the Independent Trust Managers so determine, and in all cases in which assets are acquired from the Advisors, Trust Managers, Sponsors or Affiliates thereof, such fair market value shall be as determined by an Independent Expert selected by the Independent Trust Managers.

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SECTION 10.9. Roll-Up Transaction.

(A)     In connection with a proposed roll-up, an appraisal of all Trust assets shall be obtained from a competent, Independent Expert. If the appraisal will be included in a prospectus used to offer the securities of a roll-up entity, the appraisal shall be filed with the Securities and Exchange Commission and any applicable state securities commissioner as an exhibit to the registration statement for the offering. Accordingly, an issuer using the appraisal shall be subject to liability for violation of the Securities Act of 1933, §11, and comparable provisions under state law for any material misrepresentations or material omissions in the appraisal. Trust assets shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information, and shall indicate the value of the Trust’s assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal shall assume an orderly liquidation of Trust assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Trust and its investors. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the investors in connection with a proposed roll-up.

(B)     In connection with a proposed roll-up, the person sponsoring the roll-up shall offer to Shareholders who vote “no” on the proposal the choice of:

(1)     accepting the securities of the roll-up entity offered in the proposed roll-up; or

(2)     one of the following:

(i)     remaining as Shareholders of the Trust and preserving their interests therein on the same terms and conditions as existed previously; or

(ii)     receiving cash in an amount equal to the Shareholders’ pro-rata share of the appraised value of the Net Assets of the Trust.

(C)     The Trust shall not participate in any proposed roll-up that would result in Shareholders having democracy rights in the roll-up entity that are less than those provided for under the NASAA REIT Guidelines.

(D)     The Trust shall not participate in any proposed roll-up which includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity (except to the minimum extent necessary to preserve the tax status of the roll-up entity). The Trust shall not participate in any proposed roll-up which would limit the ability of an investor to exercise the voting rights of its securities of the roll-up entity on the basis of the number of REIT shares held by that investor.

(E)     The Trust shall not participate in any proposed roll-up in which investors’ rights of access to the records of the roll-up entity will be less than those provided for under NASAA REIT Guidelines.

(F)     The Trust shall not participate in any proposed roll-up in which any of the costs of the transaction would be borne by the Trust if the roll-up is not approved by the Shareholders.

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SECTION 10.10. Leverage.

The aggregate borrowings of the Trust, if any, secured and unsecured, shall be reasonable in relation to the total assets (other than intangibles) at cost before deducting depreciation or other non-cash reserves (the “Gross Assets”) of the Trust and shall be reviewed by the Trust Managers at least quarterly.  The maximum amount of such borrowings in relation to the Gross Assets shall, in the absence of a satisfactory showing that higher level of borrowing is appropriate, not exceed 40%.  Any excess in borrowing over such 40% level shall be approved by a majority of the Independent Trust Managers and disclosed to the Shareholders in the next quarterly report of the Trust, along with justification for such excess.  Notwithstanding the foregoing, calculations made pursuant to this Section 10.10 shall not include any borrowings outstanding under the revolving credit facility (or similar agreement) entered into between the Trust and the Sponsor relating to the initial acquisition of properties (the “Revolving Credit Facility”).

ARTICLE XI

LIMITATION OF LIABILITY OF DIRECTORS

No Trust Manager of the Trust shall be liable to the Trust for any act, omission, loss, damage, or expense arising from the performance of his duty under the Trust except for his own willful misfeasance, willful malfeasance or gross negligence.

In addition to, and in no respect whatsoever in limitation of, the foregoing, the liability of each Trust Manager of the Trust for monetary damages shall be eliminated to the fullest extent permitted under the laws of the State of California, as the same exist or may be hereafter amended (but, in the case of any such amendment, only to the extent that such amendment permits broader elimination or limitation of liability of a Trust Manager than said law permitted prior to such amendment), and no Trust Manager of the Trust shall be liable to the Trust or its shareholder for monetary damages except to the extent, and only to the extent, such elimination or limitation of liability is expressly prohibited under the laws of the State of California, as the same exist or may be hereafter amended (but, in the case of such amendment, only to the extent that such amendment permits broader elimination or limitation of liability of a Trust Manager than said law permitted prior to such amendment). If after the date hereof the laws of the State of California are amended to authorize broader elimination or limitation of liability of a Trust Manager, upon the effective date of such amendment the liability of a Trust Manager shall without further act also be eliminated and limited to such broader extent to the fullest extent not prohibited by the laws of the State of California as so amended. The provisions of this Article XI shall be deemed to be a contract with each Trust Manager of the Trust who serves as such at any time while such provisions are in effect, and each such Trust Manager shall be deemed to be serving as such in reliance on the provisions of this Article XI. No repeal or amendment of this Declaration of Trust shall adversely affect any right or any elimination or limitation of liability of a Trust Manager existing at the time of the repeal or amendment.

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ARTICLE XII

INDEMNIFICATION

SECTION 12.1. Indemnification.

Subject to the provisions of Section 12.2 below, each person who is or was or who agrees to become a Trust Manager or officer of the Trust, or each person who, while a Trust Manager of the Trust, is or was serving or who agrees to serve, at the request of the Trust, as a Trust Manager, director, officer, partner, joint venturer, employee or trustee of another corporation, partnership, joint venture, Trust, employee benefit plan or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Trust, and shall be entitled to have paid on his behalf or be reimbursed for reasonable expenses in advance of final disposition of a proceeding, in accordance with the provisions set forth below, to the full extent permitted from time to time by the laws of the State of California as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Trust to provide broader indemnification rights than said law permitted the Trust to provide prior to such amendment) or any other applicable laws presently or hereafter in effect. The Trust shall have the power, with the approval of the Board of Trust Managers, to provide such indemnification and advancement of expenses to any employee or agent of the Trust, in accordance with the provisions set forth below. Without limiting the generality or the effect of the foregoing, and subject to the provisions of Section 12.2, the Trust may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Section 12.1. Any amendment or repeal of this Article XII shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal and shall not adversely affect any right or protection then existing pursuant to any such indemnification agreement.

SECTION 12.2. Conditions Precedent for Indemnification.

(A)     Each person described in Section 12.1 above shall be indemnified by the Trust for any liability or loss suffered by such person and such person shall be held harmless for any loss or liability suffered by the Trust if all of the following conditions have been met:

(1)     The Trust Managers have determined, in good faith, that the course of conduct that caused the loss or liability was in the best interest of the Trust;

(2)     The Trust Managers were acting on behalf of or performing services for the Trust;

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(3)     Such liability or loss was not the result of:

(i)        negligence or misconduct by the Trust Managers, excluding Independent Trust Managers; or

(ii)      gross negligence or willful misconduct by the Independent Trust Managers; and

(4)     Such indemnification or agreement to hold harmless is recoverable only out of the net assets of the Trust and not from the shareholders.

(B)     Notwithstanding anything to the contrary contained in (A) above, the Trust Managers shall not be indemnified by the Trust for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such person unless one or more of the following conditions are met:

(1)     There has been a successful adjudication on the merits of each count involving alleged securities law violations as to such person;

(2)     Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to such person; or

(3)     A court of competent jurisdiction approves a settlement of the claims against such person and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Trust were offered or sold as to indemnification for violation of securities laws.

(C)     The advancement of Trust funds to the Trust Managers for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only of all of the following conditions are satisfied:

(1)     The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the REIT;

(2)     The legal action is initiated by a third party who is not a shareholder or the legal action is initiated by a shareholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and

(3)     The Trust Managers undertake to repay the advanced funds to the Trust, together with the applicable legal rate of interest thereon, in cases in which such Trust Managers are found not to be entitled to indemnification.

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ARTICLE XIII

AMENDMENT

The Trust reserves the right, at any time, and from time to time, to amend, alter, change or repeal any provision contained in its Declaration of Trust upon the affirmative vote of a majority of the Independent Trust Managers or the holders of a majority of the votes to be cast by outstanding voting shares of the Trust, voting as a single class. Any other provisions authorized by the laws of the State of California at the time in force may be added or inserted in the manner prescribed by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon shareholders, Trust Managers or any other persons whomsoever by and pursuant to this Declaration of Trust in its present form or as hereafter amended are granted subject to the right reserved in this Article XIII; provided, however, that any amendment or repeal of Articles XI, XII or this Article XIII of this Declaration of Trust shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal and provided further that Article XV or Article XVI of this Declaration of Trust may be amended only upon the affirmative vote of 80% of the votes entitled to be cast by outstanding voting shares of the Trust, voting together as a single class.

ARTICLE XIV

SUITABILITY OF SHAREHOLDERS

SECTION 14.1. Suitability of Shareholders.

(A)     Income and Net Worth Standards. Shareholders shall have (1) a minimum net worth of two hundred fifty thousand dollars ($250,000) or (ii) during the immediately preceding tax year, gross income in excess of seventy five thousand dollars ($75,000) and a minimum net worth of seventy five thousand dollars ($75,000). In addition, the investment may not exceed ten percent (10.0%) of the investor’s net worth. “Net worth” shall be determined exclusive of home, home furnishings, and automobiles. Other assets included in the computation of net worth may be valued at fair market value. In the case of sales to fiduciary accounts, these minimum standards shall be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary.

(B)     Determination that Sale to Shareholder is Suitable and Appropriate. The Sponsor and each person selling shares on behalf of the Sponsor or Trust shall make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each shareholder. In making this determination, the Sponsor or each person selling shares on behalf of the Sponsor or Trust shall ascertain that the prospective shareholder:

(1)     meets the minimum income and net worth standards set forth in Section 14.1(A) above;

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(2)     can reasonably benefit from the REIT based on the prospective shareholder’s overall investment objectives and portfolio structure;

(3)     is able to bear the economic risk of the investment based on the prospective shareholder’s overall financial situation; and

(4)     has the apparent understanding of:

(i)      the fundamental risks of the investment;

(ii)     the risk that the shareholder may lose the entire investment;

(iii)     the lack of liquidity of shares;

(iv)     the restrictions on transferability of shares;

(v)     the background and qualifications of the Sponsor or the Advisor; and

(vi)     the tax and ERISA consequences of the investment.

The Sponsor or each person selling shares on behalf of the Sponsor or Trust will make this determination on the basis of information it has obtained from a prospective shareholder. Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation, and other investments of the prospective shareholder, as well as any other pertinent factors.

(C)     Records and Record Keeping. The Sponsor or each person selling shares on behalf of the Sponsor or Trust shall maintain records of the information used to determine that an investment in shares is suitable and appropriate for a shareholder and such records shall be maintained for at least six years after the relevant sale.

(D)     Minimum Investment. Each shareholder shall invest a minimum of $5000.00 in order to purchase any shares.

ARTICLE XV

SPECIAL VOTING REQUIREMENTS

SECTION 15.1. Definitions.

(A)     In General. In this Article XV, the following words have the meanings indicated.

(B)     Affiliates. “Affiliate,” including the term “affiliated person,” means a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with a specified person.

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(C)     Associate. “Associate,” when used to indicate a relationship with any person, means:

(1)     Any corporation or organization (other than the Trust or a subsidiary of the Trust) of which such person is an officer, director or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of Common Securities;

(2)     Any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and

(3)     Any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the corporation or any of its affiliates.

(D)     Beneficial Owner. “Beneficial Owner,” when used with respect to any voting shares, means a person:

(1)     That, individually or with any of its affiliates or associates, beneficially owns voting shares, directly or indirectly;

(2)     That, individually or with any of its affiliates or associates, has:

(i)      The right to acquire voting shares (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; or

(ii)     The right to vote voting shares pursuant to any agreement, arrangement, or understanding; or

(3)     That has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of voting shares with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such voting shares.

(E)     Business Combination. “Business Combination” means:

(1)     Unless the merger, consolidation, or share exchange does not alter the contract rights of the shares as expressly set forth in the Declaration of Trust or change or convert in whole or in part the outstanding shares of beneficial interest of the Trust, any merger, consolidation, or share exchange of the Trust or any subsidiary with (i) any interested shareholder or (ii) any other corporation (whether or not itself an interested shareholder) which is, or after the merger, consolidation, or share exchange would be, an affiliate of an interested shareholder that was an interested shareholder prior to the transaction;

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(2)     Any sale, lease, transfer, or other disposition, other than in the ordinary course of business or pursuant to a dividend or any other method affording substantially proportionate treatment to the holders of voting shares, in one transaction or a series of transactions in any 12-month period, to any interested shareholder or any affiliate of any interested shareholder (other than the Trust or any of its subsidiaries) of any assets of the Trust or any subsidiary having, measured at the time the transaction or transactions are approved by the board of Trust Managers of the Trust, an aggregate book value as of the end of the Trust’s most recently ended fiscal quarter of 10 percent or more of the total market value of the outstanding shares of the Trust or of its net worth as of the end of its most recently ended fiscal quarter;

(3)     The issuance or transfer by the Trust, or any subsidiary, in one transaction or a series of transactions, of any Common Securities of the Trust or any subsidiary which have an aggregate market value of 5 percent or more of the total market value of the outstanding shares of the Trust to any interested shareholder or any affiliate of any interested shareholder (other than the Trust or any subsidiary) except pursuant to the exercise of warrants or rights to purchase securities offered pro rate to all holders of the Trust’s voting shares or any other method affording substantially proportionate treatment to the holders of voting shares;

(4)     The adoption of any plan or proposal for the liquidation or dissolution of the Trust in which anything other than cash will be received by an interested shareholder or any affiliate of any interested shareholder;

(5)     Any reclassification of securities (including any reverse share split), or recapitalization of the Trust, or any merger, consolidation, or share exchange of the Trust with any subsidiary which has the effect, directly or indirectly, in one or a series of transactions, of increasing by 5 percent or more of the total number of outstanding shares, the proportionate amount of the outstanding shares of any class of Common Securities of the Trust or any subsidiary which is directly or indirectly owned by any interested shareholder or any Affiliate of any interested shareholder; or

(6)     The receipt by any interested shareholder or any Affiliate of any interested shareholder (other than the Trust or any subsidiary) of the benefit, directly or indirectly (except proportionately as a shareholder), of any loan, advance, guarantee, pledge, or other financial assistance or any tax credit or other tax advantage provided by the Trust or any of its subsidiaries.

(F)     Common Shares. “Common Shares” means any shares other than preferred or preference shares.

(G)     Control. “Control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise, end the beneficial ownership of 10 percent or more of the votes entitled to be cast by the Trust’s voting shares creates a presumption of control.

(H)     Corporation. “Corporation” includes a real estate investment trust.

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(I)     Common Security. “Common Security” means:

(1)     Any stock or similar security, share of beneficial interest, or participation in any profit sharing agreement, voting trust certificate, or certificate of deposit for any common security;

(2)     Any security convertible, with or without consideration, into any Common Security, or any warrant or other security carrying any right to subscribe to or purchase any Common Security; or

(3)     Any put, call, straddle, or other option or privilege of buying any Common Security from or selling a Common Security to another without being bound to do so.

(J)     Interested Shareholder. “Interested Shareholder” means any person (other than the Trust or any subsidiary) that:

(1)     (i)     Is the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the outstanding voting shares of the Trust; or

(ii)     Is an Affiliate or Associate of the Trust and at any time within the 2 year period immediately prior to the date in question was the beneficial owner, directly or indirectly, or 10 percent or more of the voting power of the then outstanding voting shares of the Trust.

(2)     For the purpose of determining whether a person is an interested shareholder, the number of voting shares deemed to be outstanding shall include shares deemed owned by the person through application of subsection (D) of this section but may not include any other voting shares that may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(K)     Market Value. “Market Value” means:

(l)      In the case of shares, the fair market value on the date in question of such a share as determined by the Board of Trust Managers of the Trust in good faith; and

(2)     In the case of property other than cash or shares, the fair market value of such property on the date in question as determined by the Board of Trust Managers of the Trust in good faith.

(L)      Subsidiary. “Subsidiary” means, unless the context indicates otherwise, any Corporation of which voting stock having a majority of the votes entitled to be cast is owned, directly or indirectly, by the Trust.

(M)     Voting Shares. “Voting Shares” means shares of beneficial interest of the Trust entitled to vote generally in the election of Trust Managers.

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SECTION 15.2. Voting Requirements.

(A)     Unless an exemption under Section 15.3(C) or (D) of this Article applies, the Trust may not engage in any business combination with any interested shareholder or any affiliate of the interested shareholder for a period of 5 years following the most recent date on which the interested shareholder became an interested shareholder.

(B)     Unless an exemption under Section 15.3 of this Article applies, in addition to any vote otherwise required by law or this Declaration of Trust, a business combination that is not prohibited by subsection (A) of this Section 15.2 shall be recommended by the board of Trust Managers and approved by the affirmative vote of at least;

(1)     80 percent of the votes entitled to be cast by outstanding Voting Shares of the Trust, voting together as a single voting group; and

(2)     Two-thirds of the votes entitled to be cast by holders of Voting Shares other than Voting Shares held by the interested shareholder who will (or whose Affiliate will) be a party to the business combination or by an Affiliate or Associate of the interested shareholder, voting together as a single voting group.

SECTION 15.3. When Voting Requirement Not Applicable.

(A)     For purposes of this Section 15 .3:

(1)     “Announcement Date” means the first general public announcement of the proposal or intention to make a proposal of the business combination or its first communication generally to shareholders of the Trust whichever is earlier.

(2)     “Determination Date” means the most recent date on which the interested shareholder became an interested shareholder, and

(3)     “Valuation Date” means:

(i)     For a business combination voted upon by shareholders, the latter of the day prior to the date of the shareholders’ vote or the day 20 days prior to the consummation of the business combination; and

(ii)     For a business combination not voted upon by shareholders, the date of the consummation of the business combination.

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(B)     The vote required by Section 15.2(B) of this Article does not apply to a business combination as defined in Section 15.1(E)(1) of this Article if each of the following conditions is met:

(1)     The aggregate amount of the cash and the market value as of the Valuation Date of consideration other than cash to be received per share by holders of common shares in such business combination is at least equal to the highest of the following;

(i)      The highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the interested shareholder for any common shares of the same class or series acquired by it within the 5-year period immediately prior to the Announcement Date of the proposal of the business combination, plus an amount equal to interest compounded annually from the earliest date on which the highest per share acquisition price was paid through the valuation data at the rate for 1-year United States Treasury obligations from time to time in effect, less the aggregate amount of any cash dividends paid and the market value of any dividends paid in other than cash, per common share from the earliest date through the Valuation Date, up to the amount of the interest;

(ii)     The highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the interested shareholder for any common shares of the same class or series acquired by it on, or within the 5-year period immediately before, the Determination Date, plus an amount equal to interest compounded annually from the earliest date on which the highest per share acquisition price was paid through the Valuation Date at the rate for 3-year United States Treasury obligations from time to time in effect, less the aggregate amount of any cash dividends paid and the market value of any dividends paid in other than cash, per common share from the earliest date through the Valuation Date, up to the amount of the interest;

(iii)     The market value per common share of the same class or series on the Announcement Date, plus an amount equal to interest compounded annually from that date through the Valuation Date at the rate for 1-year United States Treasury obligations from time to time in effect, loss the aggregate amount of any cash dividends paid and the market value of any dividends paid in other than cash, per common share from that data through the Valuation Date, up to the amount of the interest;

(iv)     The market value per common share of the same class or series on the Determination Date, plus an amount equal to interest compounded annually from that date through the Valuation Date at the rate for l-year United States Treasury obligations from time to time in effect, less the aggregate amount of any cash dividends paid and the market value of any dividends paid in other than cash, per common share from that date through the Valuation Date, up to the amount of the interest; or

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(v)     The price per share equal to the market value per common share of the same class or series on the Announcement Date or on the Determination Date, whichever is higher, multiplied by the fraction of:

1.     The highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the interested shareholder for any common shares of the same class or series acquired by it within the 5-year period immediately prior to the Announcement Date, over

2.     The market value per common share of the same class or series on the first day in such 5-year period on which the interested shareholder acquired any common shares.

(2)     The aggregate amount of the cash and the market value as of the Valuation Date of consideration other than cash to be received per share by holders of shares of any class or series of outstanding shares other than common shares in the business combination is at least equal the highest of the following (whether or not the interested shareholder has previously acquired any shares of the particular class or series):

(i)      The highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the interested shareholder for any shares of such class or series acquired by it within the 5-year period immediately prior to the Announcement Date of the proposal of the business combination, plus an amount equal to interest compounded annually from the earliest date on which the highest per share acquisition price was paid through the Valuation Date at the rate for 1-year United States Treasury obligations from time to time in effect, less the aggregate amount of any cash dividends paid and the market value of any dividends paid in other than cash, per share of the class or series from the earliest date through the Valuation Date, up to the amount of the interest;

(ii)     The highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the interested shareholder for any shares of such class or series acquired by it on, or within the 5-year period immediately prior to, the Determination Date, plus an amount equal to interest compounded annually from the earliest date on which highest per share acquisition price was paid through the Valuation Data at the rate for l-year United States Treasury obligations from time to time in effect, less the aggregate amount of any cash dividends paid and the market value of any dividends paid in other than cash, per share of the class or series from the earliest date through the Valuation Date, to the amount of the interest;

(iii)     The highest preferential amount per share to which the holders of shares of such class or series are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Trust;

(iv)     The market value per share of such class or series on the Announcement Date, plus an amount equal to interest compounded annually from that date through the Valuation Date at the rate for 1-year United States Treasury obligations from lime to time in effect, less the aggregate amount of any cash dividends paid and the market value of any dividends paid in other than cash, per share of the class or series from that date through the valuation date, up to the amount of the interest;

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(v)     The market value per share of such class or series on the Determination Date, plus an amount equal to interest compounded annually from that date through the Valuation Date at the rate for 1-year United States Treasury obligations from time to time in effect, less aggregate amount of any cash dividends paid and the market value of any dividends paid in other than cash, per share of the class or series from that date through the Valuation Date, up to the amount of the interest; or

(vi)     The price per share equal to the market value per share of such class or series on the Announcement Date or on the Determination Date, whichever is higher, multiplied by the fraction of:

1.     The highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the interested shareholder for any shares of any class of voting shares acquired by it within the 5-year period immediately prior to the Announcement Date, over

2.     The market value per share of the same class of voting shares on the first day in such 5-year period on which the interested shareholder acquired any shares of the same class of voting shares.

(3)     The consideration to be received by holders of any class or series of outstanding shares is to be in cash or in the same form as the interested shareholder has previously paid for shares of the same class or series. If the interested shareholder has paid for shares of any class or series with varying forms of consideration, the form of consideration for such class or series shall be either cash or the form used to acquire the largest number of shares of such class or series previously acquired by it.

(4)     (i) After the Determination Date and prior to the consummation of such business combination:

1.     There shall have been:

A.     No reduction in the annual rate of dividends paid on any class or series of shares of the Trust (except as necessary to reflect any subdivision of the shares); and

B.     An increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse share split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares; and

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2.     The interested shareholder did not become the beneficial owner of any additional shares of the Trust except as part of the transaction which resulted in such interested shareholder becoming an interested shareholder or by virtue of proportionate share splits or share dividends.

(ii)     The provisions of sub-paragraphs 1 of subparagraph 4(i) above do not apply if no interested shareholder or an Affiliate or Associate of the interested shareholder voted as a Trust Manager of the Trust in a manner inconsistent with such sub-subparagraphs and the interested shareholder, within 10 days after any act or failure to act inconsistent with such sub-subparagraphs, notifies the Board of Trust Managers of the Trust in writing that the interested shareholder disapproves thereof and requests in good faith that the board of Trust Managers rectify such act or failure to act.

(C)       (1)     The provisions of Section 15.2 of this Article do not apply to business combinations that specifically, generally, or generally by types, as to specifically identified or unidentified existing or future interested shareholders or their Affiliates, which have been approved or exempted therefrom, in whole or in part, by resolution of the board of Trust Managers of the Trust if involving transactions with a particular interested shareholder or its existing or future Affiliates, at any time prior to the Determination Date.

(2)     Unless by its terms a resolution adopted under this subsection is made irrevocable, it may be altered or repealed by the board of Trust Managers, but this shall not affect any business combinations that have been consummated, or are the subject of an existing agreement entered into, prior to the alteration or repeal.

(D)     The provisions of Section 15.2 of this Article do not apply to any business combination of the Trust with an interested shareholder that became an interested shareholder inadvertently, if the interested shareholder (1) as soon as practicable (but not more than 10 days after the interested shareholder knew or should have known it had become an interested shareholder) divests itself of a sufficient amount of the voting shares of the Trust so that it no longer is the beneficial owner, directly or indirectly, of 10 percent or more of the outstanding voting shares of the Trust; and (2) would not at any time within the 5-year period preceding the announcement date with respect to the business combination have been an interested shareholder except by inadvertence.

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ARTICLE XVI

VOTING RIGHTS OF CERTAIN CONTROL SHARES

SECTION 16.1. Definitions.

(A)     In this Article XVI, the following words have the meanings indicated.

(B)     “Acquiring Person” means a person who makes or proposes to make a Control Share Acquisition.

(C)     “Associate,” when used to indicate a relationship with any person, means:

(1)     An “associate” as defined in Section 15.1(C) or

(2)     A person that;

(i)     Directly or indirectly controls, or is controlled by, or is under common control with, the person specified; or

(ii)     Is acting or intends to act jointly or in concert with the person specified.

(D)       (1)     “Control Shares” means shares of beneficial interest that, except for this Article, would, if aggregated with all other shares of beneficial interest of the Trust (including shares the acquisition of which is excluded from the definition of “Control Share Acquisition” in subsection (E)(2) of this section) owned by a person or in respect of which that person is entitled to exercise or direct the exercise of voting power, except solely by virtue of a revocable proxy, entitle that person, directly or indirectly, to exercise or direct the exercise of the voting power of shares of beneficial interest of the Trust in the election of Trust Managers within any of the following ranges of voting power:

(i)      One-fifth or more, but less than one-third of all voting power,

(ii)     One-third or more, but lees than a majority of all voting power, or

(iii)     A majority or more of all voting power.

(2)     “Control Shares” includes shares of beneficial interest of the Trust only to the extent that the acquiring person, following the acquisition of the shares, is entitled, directly or indirectly, to exercise or direct the exercise of voting power within any level of voting power set forth in this section for which approval has not been obtained previously under Section 16.2 of this Article.

(E)       (1)     “Control Share Acquisition” means the acquisition, directly or indirectly, by any person, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding Control Shares.

(2)     “Control Share Acquisition” does not include the acquisition of shares:

(i)      Under the laws of descent and distribution;

(ii)  Under the satisfaction of a pledge or other security interest charged created in good faith and not for the purpose of circumventing this Article; or

(iii)  Under a merger, consolidation, or share exchange if the Trust is a party to the merger, consolidation, or share exchange.

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(3)     Unless the acquisition entitles any person, directly or indirectly, to exercise or direct the exercise of voting power in the election of Trust Managers in excess of the range of voting power previously authorized or attained under an acquisition that is exempt under paragraph (2) of this subsection, Control Share Acquisition does not include the acquisition of shares of the Trust in good faith and not for the purpose of circumventing this Article by or from;

(i)     Any person whose voting rights have previously been authorized by shareholders in compliance with this Article; or

(ii)     Any person whose previous acquisition of shares of beneficial interest of the Trust would have constituted a Control Share Acquisition but for paragraph (2) of this subsection.

(F)     “Interested Shares” means shares of beneficial interest of the Trust in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of beneficial interest of the Trust in the election of Trust Managers;

(1)     An acquiring person;

(2)     An officer of the Trust; or

(3)     An employee of the Trust who is also a Trust Manager of the Trust.

(G)     “Corporation” includes a real estate investment trust.

(H)     “Person” includes an associate of the person.

SECTION 16.2. Voting Rights.

(A)     Approval by Shareholders. Control Shares of the Trust acquired in a Control Share Acquisition have no Voting rights except to the extent approved by the shareholders at a meeting held under Section 16.4 of this Article by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, excluding all Interested Shares.

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(B)     Acquisition of Shares: Voting Power for the purposes of Section 16.1(D) of this Article:

(1)     Shares acquired within 50 days or shares acquired under a plan to make a Control Share Acquisition are considered to have been acquired in the same acquisition; and

(2)     A person may not be deemed to be entitled to exercise or direct the exercise of voting power with respect to shares held for the benefit of others if the person:

(i)      Is acting in the ordinary course of business, in good faith and not for the purpose of circumventing the provisions of this section; and

(ii)     Is not entitled to exercise or to direct the exercise of the voting power of the shares unless the person first seeks to obtain the instruction of another person

SECTION 16.3. Acquiring Person Statement.

Any person who proposes to make or who has made a Control Share Acquisition may deliver an acquiring person statement to the Trust at the Trusts principal office. The acquiring person statement shall set forth all of the following:

(1)     The identity of the acquiring person and each other member of any group of which the person is a part for purposes of determining Control Shares;

(2)     A statement that the acquiring person statement is given under this Article;

(3)     The number of shares of the Trust owned (directly or indirectly) by the acquiring person and each other member of any group;

(4)     The applicable range of voting power as eat forth in Section 16.1(D); and

(5)     The Control Share Acquisition has not occurred;

(6)     A description in reasonable detail of the terms of the proposed Control Share Acquisition;

(7)     Representations of the acquiring person, together with a statement in reasonable detail of the facts on which they are based, that:

(i)	The proposed Control Share Acquisition, if consummated, will not be contrary to law; and

(ii)	The acquiring person has the financial capacity, through financing to be provided by the acquiring person and any additional specified sources of financing required under Section 16.5, to make the proposed Control Share Acquisition

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SECTION 16.4. Special Meeting.

(A)     Request by Acquiring Person. Except as provided in Section 16.5, if the acquiring person requests, at the time of delivery of an acquiring person statement, and gives a written undertaking to pay the Trust’s expenses of a special seating, except the expenses of opposing approval of the voting rights, within 10 days after the day on which the Trust receives both the request and undertaking, the Trust Managers of the Trust shall call a special meeting of shareholders of the Trust for the purpose of considering the voting rights to be accorded the shares acquired or to be acquired in the Control Share Acquisition

(B)     Bond. The Trust may require the acquiring person to give bond, with sufficient surety, to reasonably assure the Trust that this undertaking will be satisfied.

(C)     Time for Meeting. Unless the acquiring person agrees in writing to another date, the special meeting of shareholders shall be held within 50 days after the day on which the Trust has received both the request and the undertaking.

(D)     Delay at Request of Acquiring Person. If the acquiring person makes a request in writing at the time of delivery of the acquiring person statement, the special meeting may not be held sooner than 30 days after the day on which the Trust receives the acquiring person statement.

(E)     In Absence of Request.

(1)     If no request is made under subsection (A) of this Section, the issue of the voting rights to be accorded the shares acquired in the Control Shares acquisition may, at the option of the Trust, be presented for consideration at any meeting of shareholders.

(2)     If no request is made under subsection (A) of this Section and the Trust proposes to present the issue of the voting rights to be accorded the shares acquired is a Control Share Acquisition for consideration at any meeting of shareholders, the Trust shall provide the acquiring person with written notice of the proposal not less than 20 days before the date on which notice of the meeting is given.

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SECTION 16.5. Calls of Special Meetings.

A call of a special meeting of shareholders of the Trust is not required to be made under Section 16.4(A) of this Article unless, at the time of delivery of an acquiring person statement under Section 16.3 of this Article, the acquiring person has:

(1)     Entered into a definitive financing agreement or agreements with one or more responsible financial institutions or other entities that have the necessary financial capacity, providing for any amount of financing of the Control Share Acquisition not to be provided by the acquiring person; and

(2)     Delivered a copy of the agreements to the Trust.

SECTION 16.6. Notice of Meeting.

(A)     In General. If a special meeting of shareholders is requested, notice of the special meeting shall be given as promptly as reasonably practicable by the Trust to all shareholders of record as of the record date set for the meeting, whether or not the shareholder is entitled to vote at the meeting.

(B)     Contents. Notice of the special or annual meeting of shareholders at which the voting rights are to be considered shall include or be accompanied by the following:

(1)     A copy of the acquiring person statement delivered to the Trust under Section 16.3 of this Article; and

(2)     A statement by the board of Trust Managers of the Trust setting forth the position or recommendation of the board, or stating that the board is taking no position or making no recommendation, with respect to the issue of voting rights to be accorded the Control Shares.

SECTION 16.7. Redemption Rights.

(A)     If an acquiring person statement has been delivered on or before the 10th day after the Control Share Acquisition, the Trust at its option, shall have the right to redeem any or all Control Shares, except Control Shares for which voting have been previously approved under Section 16.2 of this Article, at any time during a 60-day period commencing on the day of a meeting at which voting rights are considered under Section 16.4 of this Article and are not approved.

(B)     In addition to the redemption rights authorized under subsection (A) of this Section, if an acquiring person statement has not been delivered on or before the 10th day after the Control Share Acquisition, the Trust, at its option, shall have the right to redeem any or all Control Shares, except Control Shares for which voting rights have been previously approved under Section 16.2 of this Article, at any time during a period commencing on the 11th day after the Control Share Acquisition and ending 60 days after a statement has been delivered.

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(C)     Fair value. Any redemption of Control Shares under this section shall be at the fair value of the shares. For purposes of this section, “fair value’ shall be determined:

(1)     As of the date of the last acquisition of Control Shares by the acquiring person in a Control Share Acquisition or, if a meeting is held under Section 16.4 of this Article as of the date of the meeting; and

(2)     Without regard to the absence of voting rights for the Control Shares.

SECTION 16.8. Status as Dissenting Shareholders.

(A)     In General. Before a Control Share Acquisition has occurred, if voting rights for Control Shares are approved at a meeting held under Section 16.4 of this Article and the acquiring person is entitled to exercise or direct the exercise of a majority or more of all voting power, all shareholders of the Trust (other than the acquiring person) have the rights of dissenting shareholders as provided under the laws of the State of California.

(B)     Status To Be Contained In Notice. The notice required by Section 16.6 of this Article shall also state that shareholders (other than the acquiring person) are entitled to the rights of dissenting shareholders under the laws of the State of California and shall include a copy the applicable provisions thereof.

TRUST MANAGERS:

Harold C. Hofer, Trust Manager	Ray Wirta, Trust Manager

Jeffrey Randolph, Independent Trust Manager	Vipe Desai, Independent Trust Manager

Darwin Reinglass, Independent Trust Manager	Jonathan Plat, Independent Trust Manager

David Feinleib, Independent Trust Manager

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